EXHIBIT NO. 21.1
SUBSIDIARIES OF FIRST TRINITY FINANCIAL CORPORATION
AN OKLAHOMA CORPORATION

FIRST TRINITY CAPITAL CORPORATION
INCORPORATION DATE	MARCH 9, 2006
STATE OF INCORPORATION	OKLAHOMA
PERCENTAGE OF OWNERSHIP	100%

TRINITY LIFE INSURANCE COMPANY
INCORPORATION DATE	JUNE 22, 2006
STATE OF INCORPORATION	OKLAHOMA
PERCENTAGE OF OWNERSHIP	100%